Exhibit 99.1

Informa TechTarget

November 10, 2025

Informa TechTarget Q3 2025: Operating Momentum, Full Year Guidance Reaffirmed

NEWTON, Mass: TechTarget, Inc. (Nasdaq: TTGT), (“Informa TechTarget” or the “Company”), a leading growth accelerator for the B2B Technology sector, today published financial results for the third quarter of 2025, delivering both year-on-year and sequential growth in Revenues, recognized a Q3 net loss lower than Q2 and achieved both year-on-year and sequential growth in Adjusted EBITDA(1). The Company reaffirms 2025 full year guidance.

Gary Nugent, Chief Executive Officer, Informa TechTarget, said:

“Informa TechTarget demonstrated operating momentum through the third quarter, delivering revenue growth, Adjusted EBITDA growth and important strategic progress. The company remains focused on improving the product offer, deepening customer relationships and strengthening market positions, and is on track to achieve full year guidance.”

Highlights

•
Q3 Momentum: Revenues increased 2% vs Q2 and 1% year-on-year reflecting continued robust performance in Intelligence & Advisory and improving momentum in Brand to Demand; Q3 Net Income impacted by technical non-cash impairment reflecting difference between market capitalization and book value at the end of Q3;
•
Operational Progress: Reorganization plan largely completed, reducing costs and simplifying team structures to enable faster, more effective decision making, and increased emphasis in marketing and sales;
•
Product Innovation: Launch of Informa TechTarget Portal, which is the first product leveraging the combined Audience dataset to provide clients with expanded audience reach, enhanced intent data, unified experience across go-to-market teams, and seamless integration across partner platforms;
•
Brand Simplification: Intelligence & Advisory now operating under a single brand, Omdia, simplifying market proposition and enhancing cross-selling opportunities;
•
Full Year Guidance Reaffirmed: Operating momentum expected to continue into seasonally strong Q4, alongside over-delivery of cost synergies targets; full year guidance unchanged, targeting broadly flat revenues and an increase in Adjusted EBITDA to at least $85 million.

Financial Summary

	2025	2024	2024	Growth	Growth
Three Months Ended September 30	Reported	As Restated	Combined	Reported vs As Restated	Reported vs Combined
	$m	$m	$m(1), (2)%		%(1), (2)
Revenue	$122	$63	$121	94%	1%
Net loss	$(77)	$(17)	$(20)	n/m	n/m
Net loss margin	(63)%	(28)%	(16)%	n/m	n/m
Adjusted EBITDA(1)	$23	$4	$21	417%	9%
Adjusted EBITDA margin (%)(1)	18%	7%	17%	12%	1%

	2025	2024	2024	Growth	Growth
Nine Months Ended September 30	Reported	As Restated	Combined	Reported vs As Restated	Reported vs Combined
	$m	$m	$m(1), (2)%		%(1), (2)
Revenue	$346	$184	$354	88%	(2)%
Net loss	$(999)	$(77)	$(82)	n/m	n/m
Net loss margin	(289)%	(42)%	(23)%	n/m	n/m
Adjusted EBITDA(1)	$46	$7	$52	575%	(13)%
Adjusted EBITDA margin (%)(1)	13%	4%	15%	10%	(2)%
(1)
Denotes a non-GAAP financial measure. See Non-GAAP Financial Measures below for explanations of these measures and reconciliations to comparable GAAP measures.
(2)
Combined Company measure represents Informa TechTarget’s performance for the three and nine months ended September 30, 2024 as if the acquisition of Former TechTarget had occurred on January 1, 2023. Note that it is not necessarily indicative of the performance of Informa TechTarget that may have actually occurred had the combination been completed on January 1, 2023.

2025 Third Quarter Business Performance

In the 2025 Foundation Year, the focus for Informa TechTarget is to combine businesses, brands and teams effectively, establish a clear customer proposition and deepen our market presence. We are making good progress on these plans, steadily building operating momentum and over-delivering on cost synergy targets. This is reflected in the return to both year-on-year and sequential revenue and Adjusted EBITDA growth in Q3.

Operating Momentum

Our Q3 performance included +2% sequential growth in revenues to $122 million, up from $120 million in Q2. This compared to a modest sequential decline from Q2 to Q3 in the prior year, on a Combined Company basis. Q3 revenues also grew year-on-year, up 1% versus the prior year on a Combined Company basis, improving from the 4% year-on-year decline reported in the first half.

The Company reported a Q3 net loss of $76.8 million, compared to $19.8 million for the Combined Company in the prior year period and significantly lower than the net loss of $398.7 million in Q2. The Q3 net loss included a $80.3 million non-cash impairment, reflecting the reduction in the Company’s market capitalization during the quarter relative to book value at the prior quarter-end. The net loss margin in Q3 was 63%.

Q3 Adjusted EBITDA of $22.6 million was up by over 30% compared to the prior quarter and up by 9% compared to the prior year on a Combined Company basis. Operating leverage and the benefit of cost actions increased the Adjusted EBITDA margin to 18.5%.

Balance Sheet Strength

The Company continues to maintain a strong balance sheet, ending Q3 with $46.3 million in cash and cash equivalents and $120 million of its $250 million revolving credit facility utilized.

The 2025 Foundation Year: Operational Progress

During the quarter, our teams were focused on three key priority areas of operational improvement:

1.
Go-To-Market Strategy: Restructuring and realignment of talent, removing duplication and focusing resources on the largest clients and fastest growth markets, e.g. AI, Cybersecurity, and Channel;
2.
Product Innovation: Aligning and integrating full portfolio of products and services, leveraging breadth and scale to deliver solutions that align to client needs across their product lifecycle and, by extension, increase average order values;
3.
Brand Simplification: Intelligence & Advisory businesses (Canalys, Wards, ESG) combined under a single brand, Omdia, simplifying our market proposition and creating more opportunities for cross-selling and bundling.

Early client feedback has been positive, with high levels of customer engagement, particularly across our largest accounts. The common point of entry to both strategic insights and audience engagement has created a powerful tool for optimizing their marketing investments, and maximizing outcomes. This is already starting to translate into encouraging pipeline opportunities.

AI Expansion and Opportunities

We continue to view AI as significant opportunity for our business – as a Technology market to serve in its own right, as a tool to improve productivity and quality, and as a catalyst for enhancing existing and inspiring new products and services.

The focus of our efforts is in three key areas:

•
Providing conversational AI interfaces into our proprietary Market and permissioned Audience data – enhancing efficacy and speed of building and executing on their go to market programs for our clients;
•
Providing conversational AI interfaces into audience experience across the network – enhancing audience ability to discover and engage with the original, authoritative and unbiased information that better informs and shapes their buying journeys;
•
Enhancing the productivity of our market experts as they create original data and insights that inform, educate and shape the market, and of our marketing and sales teams as they seek to scale presence in a $20 billion addressable market.

Whilst AI is evolving the way audiences discover and consume information, we are well positioned for this shift given our wealth of trusted original content and diversity of audience development techniques.

Cost Synergies Ahead of Schedule

We remain ahead of schedule in delivering the targeted $45 million annualized run rate synergies by the end of Year 3 in 2027 ($25 million of cost synergies and $20 million of profit impact from revenue synergies). In 2025 we were originally targeting $5 million of cost synergies, but expect to more than double this to a minimum of $10 million.

The reorganization plan announced in July 2025 has now largely been completed, incurring one-off costs of $12.4 million in Q3. Total one-off costs are expected to be at around the bottom of the $19.5 million to $45.0 million range previously guided. The annualized run-rate operating expense savings resulting from these actions is expected to be approximately $20 million, as previously indicated.

2025 Outlook Reaffirmed: Operating Momentum

Forward commitments and an improving pipeline of opportunities provide us with confidence that operating momentum will continue from Q3 into Q4, with a target for further sequential and year-on-year growth.

This leads us to reaffirm full year guidance for broadly flat revenues in 2025 compared to 2024, on a Combined Company basis.

We are also reaffirming guidance for full year growth in Adjusted EBITDA and an increase in Adjusted EBITDA margin, with a target of at least $85 million of Adjusted EBITDA. This is underpinned by the over-delivery of cost synergies of at least $10 million.

Longer term, we remain focused on capitalizing on the breadth and scale created through combination to become an indispensable partner to the B2B Technology Industry: Informing, educating and shaping the market. Connecting buyers with sellers. Accelerating growth. An expert-led, data-driven, AI-enabled B2B Marketing leader in a $20 billion addressable market.

Conference Call and Webcast

The Company will discuss these financial results in a conference call and webcast on Monday November 10, 2025 at 5:00 PM (Eastern Time) which will include brief remarks by management followed by questions and answers.

Conference Call Dial-In Information:

•
United States (Toll Free): 1-833-470-1428
•
United States: 1-404-975-4839
•
United Kingdom (Toll Free): +44 808 189 6484
•
United Kingdom: +44 20 8068 2558
•
Global Dial-in Numbers
•
Access code: 378406
•
Please access the call at least 10 minutes prior to the time the conference is set to begin.
•
Please ask to be joined into the Informa TechTarget call.

Conference Call Webcast Information:

This webcast can be accessed via Informa TechTarget’s website at:

https://investor.informatechtarget.com/

Conference Call Replay Information:

A replay of the conference call will be available via telephone beginning one (1) hour after the conference call through December 10, 2025 at 11:59 p.m. EDT. To hear the replay:

•
United States (Toll Free): 1-866-813-9403
•
United States: 1-929-458-6194
•
Access Code: 213869

Contacts
Dan Noreck, Chief Financial Officer	+1 617 431 9200
Garrett Mann, Corporate Communications	+1 617 431 9371

About Informa TechTarget

TechTarget, Inc. (Nasdaq: TTGT), which also refers to itself as Informa TechTarget, informs, influences and connects the world’s technology buyers and sellers, helping accelerate growth from R&D to ROI.

With a vast reach of over 220 highly targeted digital properties and over 56 million permissioned first-party audience members, Informa TechTarget has a unique understanding of and insight into the technology market.

Underpinned by those audiences and their intent data, we offer expert-led, data-driven, and digitally enabled services that deliver significant impact and measurable outcomes to our clients.

Informa TechTarget is headquartered in Boston, MA and has offices in 19 global locations. For more information, visit informatechtarget.com and follow us on LinkedIn.

© 2025 TechTarget, Inc. d/b/a Informa TechTarget. All rights reserved. All trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Combined Company Revenue, Combined Company Net Loss, Combined Company Net Loss Margin, Combined Company Adjusted EBITDA, Combined Company Adjusted EBITDA Margin and Net Debt, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with GAAP.

“Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, costs related to mergers, acquisitions or reduction in forces expenses, and foreign exchange gains or losses, if any. As of the second quarter 2025, we have revised our Adjusted EBITDA calculation to exclude the effects of foreign exchange gains and losses, if any, and we have recast comparative prior period amounts accordingly.

“Adjusted EBITDA Margin” means Adjusted EBITDA divided by Revenue.

“Combined Company Revenue” means revenue calculated as if the acquisition of Former TechTarget occurred on January 1, 2023. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information.

“Combined Company Net Loss” means net income/loss calculated as if the acquisition of Former TechTarget had occurred on January 1, 2023. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information.

“Combined Company Net Loss Margin” means Combined Company Net Loss divided by Combined Company Revenue.

“Combined Company Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, and costs related to mergers, acquisitions or reduction in forces expenses, if any. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information. The items included in the calculation assume the acquisition of Former TechTarget had occurred on January 1, 2023.

“Combined Company Adjusted EBITDA Margin” means Combined Company Adjusted EBITDA divided by Combined Company Revenue.

“Net Debt” at a period end means cash, cash equivalents and short-term investments less financial debt obligations including related party revolving lines of credit.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definitions of Adjusted EBITDA, Adjusted EBITDA margin, Combined Company Revenue, Combined Company Net Loss, Combined Company Net Loss Margin, Combined Company Adjusted EBITDA, Combined Company Adjusted EBITDA Margin and Net Debt, may not be comparable to the definitions as reported by other companies. We believe that these measures provide relevant and useful information to enable us and investors to compare our operating performance, and financial position in the case of net debt, using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

Combined Company measures are provided to assist our investors in further comparing our performance as if the acquisition of Former TechTarget occurred on January 1, 2023. The components of Adjusted EBITDA and Combined Company Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Adjusted EBITDA is also used in presentations to our Board of Directors. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables, except that full reconciliations of certain forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain significant items. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, restructuring and other expenses, asset impairment, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our recent acquisition of Former TechTarget and could have a material impact on GAAP reported results for the relevant period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected benefits of the transactions consummated on December 2, 2024 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc. (“Former TechTarget”)), Informa TechTarget, Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc. (the “Transactions”), such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of Informa TechTarget; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: unexpected costs, charges, or expenses resulting from the Transactions; uncertainty regarding the expected financial performance of Informa TechTarget; failure to realize the anticipated benefits of the Transactions, including as a result of integrating the Informa Tech Digital Businesses with the business of Former TechTarget; the ability of Informa TechTarget to implement its business strategy; difficulties and delays in Informa TechTarget achieving revenue and cost synergies; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administrations; Informa TechTarget’s ability to meet expectations regarding the accounting and tax treatments of the Transactions; market acceptance of Informa TechTarget’s products and services; the impact of pandemics and future health epidemics and any related economic downturns on Informa TechTarget and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and IT industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the regional banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and interest rate fluctuations on the operating results of Informa TechTarget; and other matters included in Risk Factors of Informa TechTarget’s Form 10-K for fiscal year 2024 (filed with the United States Securities and Exchange Commission (the “SEC”) on May 28, 2025) and other documents filed by Informa TechTarget from time to time with the SEC. This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TechTarget, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$46,301	$275,983
Short-term investments	—	77,705
Accounts receivable, net of allowance for credit losses of $1,893 and $907 respectively	82,333	79,039
Related party receivables	11,372	2,900
Prepaid taxes	7,157	6,443
Prepaid expenses and other current assets	14,686	13,547
Total current assets	161,849	455,617
Non-current assets:
Property and equipment, net	3,293	4,621
Goodwill	55,444	973,398
Intangible assets, net	746,521	808,732
Operating lease right-of-use assets	12,751	15,907
Deferred tax assets	5,425	5,097
Other non-current assets	2,141	3,115
Total non-current assets	825,575	1,810,870
Total assets	$987,424	$2,266,487
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,664	$10,639
Related party payables	12,171	4,795
Contract liabilities	66,830	44,825
Operating lease liabilities	4,919	5,186
Accrued expenses and other current liabilities	21,591	29,328
Accrued compensation expenses	25,322	18,093
Income taxes payable	4,762	6,701
Convertible debt	—	415,690
Total current liabilities	143,259	535,257
Non-current liabilities:
Operating lease liabilities	11,460	15,107
Other liabilities	6,310	4,913
Related party revolving line of credit	120,000	—
Deferred tax liabilities	108,463	139,356
Total non-current liabilities	246,233	159,376
Total liabilities	$389,492	$694,633
Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized; 72,161,395 shares issued and 72,147,343 shares outstanding at September 30, 2025; 71,460,169 shares issued and outstanding at December 31, 2024	72	71
Treasury stock, at cost; 14,052 and 0 shares at September 30, 2025 and December 31, 2024, respectively	(629)	—
Additional paid-in capital	1,642,502	1,626,785
Retained deficit	(1,074,765)	(75,937)
Accumulated other comprehensive income	30,752	20,935
Total stockholders’ equity	597,932	1,571,854
Total liabilities and stockholders’ equity	$987,424	$2,266,487

TechTarget, Inc.

Unaudited Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
		As Restated		As Restated
Revenues[1]	$122,286	$62,872	$346,116	$184,499
Cost of revenues[1,2]	(47,350)	(23,814)	(142,674)	(74,484)
Gross profit	74,936	39,058	203,442	110,015
Operating expenses:
Selling and marketing[2]	35,829	14,217	106,202	42,096
General and administrative[1,2]	21,039	18,365	64,244	53,937
Product development[2]	2,894	2,571	8,279	8,499
Depreciation	529	386	1,592	1,173
Amortization, excluding amortization of $4,131, $158, $9,554 and $403 included in cost of revenues	21,631	11,008	67,817	33,038
Impairment of goodwill	80,252	—	921,600	—
Impairment of long-lived assets	—	—	—	2,019
Restructuring costs[2]	12,412	—	12,412	—
Acquisition and integration costs[1]	8,204	8,788	32,343	38,242
Remeasurement of contingent consideration	—	(1,900)	—	2,264
Total operating expenses	182,790	53,435	1,214,489	181,268
Operating loss	(107,854)	(14,377)	(1,011,047)	(71,253)
Related party interest expense	(2,439)	(5,761)	(7,067)	(18,164)
Interest income[1]	26	874	914	3,338
Other income (expense), net	525	(1,732)	(7,791)	(1,361)
Loss before provision for income taxes	(109,742)	(20,996)	(1,024,991)	(87,440)
Income tax benefit	32,964	3,566	26,163	10,298
Net loss	$(76,778)	$(17,430)	$(998,828)	$(77,142)
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	(941)	(13,535)	9,817	(11,653)
Total comprehensive loss	$(77,719)	$(30,965)	$(989,011)	$(88,795)
Net loss per common share:
Basic	(1.07)	(0.42)	(13.96)	(1.85)
Diluted	(1.07)	(0.42)	(13.96)	(1.85)
Weighted average common shares outstanding:
Basic	71,756,180	41,651,366	71,570,864	41,651,366
Diluted	71,756,180	41,651,366	71,570,864	41,651,366

(1) Amounts include related party transactions as follows:
Revenues	274	71	845	225
Cost of revenues	249	—	849	53
General and administrative	4,786	8,882	14,731	25,803
Interest income	—	1,327	—	3,190
Acquisition and integration costs	913	5,456	20,274	32,451

(2) Amounts include stock-based compensation expense as follows:
Cost of revenues	267	—	1,001	—
Selling and marketing	2,474	—	8,007	—
General and administrative	391	313	1,875	879
Product development	170	—	538	—
Restructuring costs	4,297	—	4,297	—

TechTarget, Inc.

Reconciliation of Net Loss to Adjusted EBITDA and Net Loss Margin to Adjusted EBITDA Margin

($ in thousands)

	For Three Months Ended September 30,			For Nine Months Ended September 30,
	2025	2024	2024	2025	2024	2024
		As Restated	Combined		As Restated	Combined
Revenues	$122,286	$62,872	$121,344	$346,116	$184,499	$353,521
Net loss	$(76,778)	$(17,430)	$(19,799)	$(998,828)	$(77,142)	$(82,495)
Interest (income) expense, net	2,539	4,887	1,523	6,315	14,826	4,959
Provision (benefit) for income taxes	(32,964)	(3,566)	(294)	(26,163)	(10,298)	(3,572)
Depreciation	529	386	655	1,592	1,173	2,003
Amortization	25,762	11,166	24,831	77,371	33,441	74,436
EBITDA	$(80,912)	$(4,557)	$6,916	$(939,713)	$(38,000)	$(4,669)
Stock-based compensation	3,302	313	10,059	11,421	879	33,427
Other (income) expense, net	(652)	1,732	1,487	7,629	1,361	1,270
Impairment of goodwill	80,252	—	—	921,600	—	—
Impairment of long-lived assets	—	—	—	—	2,019	2,019
Restructuring Costs	12,412	—	—	12,412	—	—
Acquisition and integration costs	8,204	8,788	4,197	32,343	38,242	17,994
Remeasurement of contingent consideration	—	(1,900)	(1,900)	—	2,264	2,264
Adjusted EBITDA	$22,606	$4,376	$20,759	$45,692	$6,765	$52,305
Net loss margin	(62.8)%	(27.7)%	(16.3)%	(288.6)%	(41.8)%	(23.3)%
Adjusted EBITDA margin	18.5%	7.0%	17.1%	13.2%	3.7%	14.8%

TechTarget Inc.

Reconciliation of Combined Company Revenue and Net Loss

For the three months ended September 30, 2024

($ in thousands)

	Historical		Combined Company
	Informa Tech Digital Business (Note a)	Former TechTarget (Note b)	Transaction Accounting Adjustments	Note	Combined Company
Revenues	$62,872	$58,472	$—		$121,344
Cost of revenues:
Cost of revenues	(23,656)	(21,298)	1,377	(c)	(43,577)
Amortization of acquired technology	(158)	(723)	(4,244)	(d)	(5,125)
Gross profit	39,058	36,451	(2,867)		72,642
Operating expenses:
Selling and marketing	14,217	22,271	16	(e)	36,504
General and administrative	18,365	6,607	72	(f)	25,044
Product development	2,571	2,948	—		5,519
Depreciation	386	269	—		655
Amortization	11,008	3,561	5,137	(g)	19,706
Impairment of long-lived assets	—	—	—		—
Acquisition and integration costs	8,788	—	(7,236)	(h)	1,552
Transaction and related expenses	—	2,645	—		2,645
Remeasurement of contingent consideration	(1,900)	—	—		(1,900)
Total operating expenses	53,435	38,301	(2,011)		89,725
Operating loss	(14,377)	(1,850)	(856)		(17,083)
Interest expense	—	(553)	—		(553)
Interest income	873	3,918	—		4,791
Other income (expense), net	(1,731)	244	—		(1,487)
Related party interest expense	(5,761)	—	—		(5,761)
Loss before provision for income taxes	(20,996)	1,759	(856)		(20,093)
Income tax benefit (provision)	3,566	(3,477)	205	(i)	294
Net loss	$(17,430)	$(1,718)	$(651)		$(19,799)
(a)
Represents the condensed statement of income of the Informa Tech Digital Business for the three months ended September 30, 2024.
(b)
Represents the condensed consolidated statement of operations as reported in Former TechTarget’s Form 10-Q for the three months ended September 30, 2024.
(c)
Represents adjustments to cost of revenues associated with the elimination of TechTarget’s historical lease expense, amortization related to existing computer software, internal-use software, and website development costs, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(d)
Represents the elimination of Former TechTarget’s historical amortization of acquired technology of $723 thousand and recognition of new amortization expense of $4,967 thousand resulting from intangible assets identified as part of the purchase price allocation.
(e)
Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(f)
Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(g)
Represents the elimination of Former TechTarget’s historical amortization of intangible assets of $3,561 thousand and recognition of new amortization expense of $8,698 thousand resulting from intangible assets identified as part of the purchase price allocation.
(h)
Represents the elimination of acquisition costs of $7,236 thousand incurred by the Informa Tech Digital Business for the three months ended September 30, 2024.
(i)
Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 24.0% applied to all adjustments.

TechTarget Inc.

Reconciliation of Combined Company Revenue and Net Loss

For the nine months ended September 30, 2024

($ in thousands)

	Historical		Combined Company
	Informa Tech Digital Business (Note a)	Former TechTarget (Note b)	Transaction Accounting Adjustments	Note	Combined Company
Revenues	$184,499	$169,022	$-		$353,521
Cost of revenues:
Cost of revenues	(74,081)	(61,870)	3,823	(c)	(132,128)
Amortization of acquired technology	(403)	(2,128)	(12,773)	(d)	(15,304)
Gross profit	110,015	105,024	(8,950)		206,089
Operating expenses:
Selling and marketing	42,096	68,420	53	(e)	110,569
General and administrative	53,937	20,927	238	(f)	75,102
Product development	8,499	8,345	—		16,844
Depreciation	1,173	830	—		2,003
Amortization	33,038	10,609	15,485	(g)	59,132
Impairment of long-lived assets	2,019	—	—		2,019
Acquisition and integration costs	38,242	—	(31,488)	(h)	6,754
Transaction and related expenses	—	11,240	—		11,240
Remeasurement of contingent consideration	2,264	—	—		2,264
Total operating expenses	181,268	120,371	(15,712)		285,927
Operating loss	(71,253)	(15,347)	6,762		(79,838)
Interest expense	—	(1,656)	—		(1,656)
Interest income	3,338	11,523	—		14,861
Other income (expense), net	(1,361)	91	—		(1,270)
Related party interest expense	(18,164)	—	—		(18,164)
Loss before provision for income taxes	(87,440)	(5,389)	6,762		(86,067)
Income tax benefit (provision)	10,298	(5,104)	(1,622)	(i)	3,572
Net loss	$(77,142)	$(10,493)	$5,140		$(82,495)
(a)
Represents the condensed statement of income of the Informa Tech Digital Business for the nine months ended September 30, 2024.
(b)
Represents the condensed consolidated statement of operations as reported in Former TechTarget’s Form 10-Q for the nine months ended September 30, 2024.
(c)
Represents adjustments to cost of revenues associated with the elimination of TechTarget’s historical lease expense, amortization related to existing computer software, internal-use software, and website development costs, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(d)
Represents the elimination of Former TechTarget’s historical amortization of acquired technology of $2,128 thousand and recognition of new amortization expense of $14,901 thousand resulting from intangible assets identified as part of the purchase price allocation.
(e)
Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(f)
Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(g)
Represents the elimination of Former TechTarget’s historical amortization of intangible assets of $10,609 thousand and recognition of new amortization expense of $26,094 thousand resulting from intangible assets identified as part of the purchase price allocation.
(h)
Represents the elimination of acquisition costs of $31,488 thousand incurred by the Informa Tech Digital Business for the nine months ended September 30, 2024.
(i)
Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 24.0% applied to all adjustments.